EXHIBIT 32.1

Written Statement of the Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned President and Chief Executive Officer of 22nd CENTURY GROUP, INC. (the “Company”), and I, the undersigned Chief Financial Officer of the Company, hereby certify, to the best of my knowledge, that the annual report on Form 10-K of the Company for the year ended December 31, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is being furnished solely to accompany this Report pursuant to 18 U.S.C. 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934 and is not to be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Date: February 18, 2016

/s/ Henry Sicignano, III
Henry Sicignano, III
President and Chief Executive Officer

Date: February 18, 2016

/s/ John T. Brodfuehrer
John T. Brodfuehrer
Chief Financial Officer